Exhibit 2.1

AMENDMENT No. 2 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 to Agreement and Plan of Merger (this “Amendment No. 2”) is made and entered into as of January 11, 2022, by and among Merida Merger Corp. I, a Delaware corporation (“Parent”), Merida Merger Sub, Inc., a Washington corporation (“First Merger Sub”), Merida Merger Sub II, LLC, a Washington limited liability company (“Second Merger Sub”), and Leafly Holdings, Inc., a Washington corporation (the “Company” and together with Parent, First Merger Sub and Second Merger Sub, the “Parties”), and amends that certain Agreement and Plan of Merger, dated as of August 9, 2021, by and among the Parties, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger (“Amendment No. 1”), by and among the Parties, dated as of September 8, 2021 (as amended, the “Merger Agreement”). Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in the Merger Agreement.

Recitals

WHEREAS, the Parties entered into the Merger Agreement on August 9, 2021;

WHEREAS, the Parties entered into Amendment No. 1 on September 8, 2021, which amended the Required Parent Stockholder Vote and the Parent Stockholder Approval (each as defined therein);

WHEREAS, the Parties have determined to amend certain provisions of the Merger Agreement in furtherance of the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, the amendment contemplated herein reflects the agreement of the Parties at the time of execution of the Merger Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in herein and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

Article I. The Amendment.

1.01 Amendment to Section 1.01. Section 1.01 of the Merger Agreement is hereby amended as follows:

(a) The definition of “Closing Parent Cash” is hereby amended and restated in its entirety to read as follows:

“Closing Parent Cash” means an amount equal to: (a) the funds contained in the Trust Account as of the Effective Time; plus (b) all other Cash and Cash Equivalents of Parent (excluding, for the avoidance of doubt, any amount in the foregoing clause “(a)”) as of the Effective Time; plus (c) an amount equal to the aggregate principal amount received by the Company in connection with the Convertible Note Financing; plus (d) the amount delivered to Parent at or prior to the Closing in connection with an Additional Financing, if any; plus (e) the aggregate principal amount received or to be received by Parent pursuant to the 2022 Convertible Note Purchase Agreement calculated as of the Note Closing (as defined in the 2022 Convertible Note Purchase Agreement) minus (f) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Parent Common Stock pursuant to the Offer (to the extent not already paid).

(b) The definition of “Minimum Cash Condition” is hereby amended and restated in its entirety to read as follows:

“Minimum Cash Condition” has the meaning specified in Section 10.03(e).

(c) The following defined term is added to Section 1.01 of the Merger Agreement in the appropriate alphabetical order:

“2022 Convertible Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of January 11, 2022, by and among Parent, Sponsor and the purchasers thereto.

Article II. Miscellaneous Provisions.

2.01 Effect of Amendment. This Amendment No. 2 shall be effective as of the date first written above. For the avoidance of any doubt, all references: (a) in the Merger Agreement to “this Agreement” and (b) to the Merger Agreement in any other agreements, exhibits, schedules and disclosure schedules referred to in the Merger Agreement, will, in each case, be deemed to be references to the Merger Agreement as amended by this Amendment No. 2. Except as amended hereby, the Merger Agreement will continue in full force and effect and shall be otherwise unaffected hereby.

2.02 Governing Law. This Amendment No. 2 and all claims or causes of action based upon, arising out of, or related to this Amendment No. 2 or any of the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

2.03 Captions; Counterparts. The captions in this Amendment No. 2 are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment No. 2. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.04 Entire Agreement. This Amendment No. 2, Amendment No. 1, the Merger Agreement (together with the Company Schedules, the Parent Schedules and the Exhibits to the Merger Agreement), the Confidentiality Agreement and the other Transaction Agreements collectively constitute the entire agreement among the Parties relating to the transactions contemplated by the Merger Agreement and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, or agreements, oral or otherwise, relating to the transactions contemplated by the Merger Agreement exist between the Parties except as expressly set forth or referenced in this Amendment No. 2, the Merger Agreement, the Confidentiality Agreement and the other Transaction Agreements.

2.05 Amendments. This Amendment No. 2 may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as the Merger Agreement.

2.07 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Amendment No. 2, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of such Action is vested exclusively in the U.S. federal courts, any federal or state court located in Delaware County, Delaware, or, if such court declines to exercise jurisdiction, any federal or state court located in New York County, New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Amendment No. 2 or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.7. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS Amendment No. 2 OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed as of the date first written above.

MERIDA MERGER CORP. I

By:	/s/ Peter Lee
	Name:	Peter Lee
	Title:	President

MERIDA Merger Sub, Inc.

By:	/s/ Peter Lee
	Name:	Peter Lee
	Title:	CEO

MERIDA MERGER SUB II, LLC

By:	/s/ Peter Lee
	Name:	Peter Lee
	Title:	CEO

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed as of the date first written above.

LEAFLY HOLDINGS, Inc.

By:	/s/ Yoko Miyashita
	Name:	Yoko Miyashita
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER]